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                                                                    EXHIBIT 23.8

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors
AgriBioTech, Inc.

We consent to the incorporation of our report dated March 5, 1999 on the financial statements of SeedBiotics, L.L.C. for the year ended December 31, 1998, which is incorporated in this Registration Statement of AgriBioTech, Inc. and the reference to our firm under the heading "Experts" in the Prospectus with respect to the report prepared by our firm.

                                                Ripley Doorn & Company, P.L.L.C.


Caldwell, Idaho
April 16, 1999